Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2019 THIRD QUARTER RESULTS

Third Quarter Highlights:

•	Completed Sale of the Distribution segment for $700 million in cash

•	Net sales from continuing operations up 16% to $183.0 million versus prior year

•	Aerospace GAAP operating margin increased to 18.7% from 4.6% in the prior year; Adjusted operating margin* increased 570 basis points compared to the prior year period

•	Earnings from continuing operations increased $19.6 million; Adjusted EBITDA* increased $9.7 million for an Adjusted EBITDA margin* of 14.7%, up 380 basis points over the prior year

•	Diluted earnings per share from continuing operations increased $0.70 to $0.36

BLOOMFIELD, Conn. (November 4, 2019) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended September 27, 2019. During the third quarter, the Company completed the sale of its Distribution segment for $700 million in cash, excluding certain working capital adjustments. The Distribution segment results are reported as discontinued operations for all periods presented in this release.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	September 27, 2019	September 28, 2018	Change

Net sales from continuing operations	$182,670	$157,134	$25,536

Operating income from continuing operations:
Aerospace	$34,142	$7,206	$26,936
% of sales	18.7%	4.6%	14.1%
Net (loss) gain on sale of assets	(416)	(30)	(386)
Corporate expense	(18,099)	(14,174)	(3,925)
Operating income from continuing operations	$15,627	$(6,998)	$22,625

Adjusted EBITDA*:
Earnings from continuing operations	$10,130	$(9,503)	$19,633
Adjustments	16,767	26,661	(9,894)
Adjusted EBITDA*	$26,897	$17,158	$9,739
% of sales	14.7%	10.9%	3.8%

Earnings per share:
Diluted earnings per share from continuing operations	$0.36	$(0.34)	$0.70
Adjustments	0.10	0.48	(0.38)
Adjusted diluted earnings per share from continuing operations*	$0.46	$0.14	$0.32

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “We executed well in the third quarter delivering a significant increase in sales over the prior year period, generating a $0.70 increase in diluted earnings per share from continuing operations, or more than a 200% increase in adjusted earnings per diluted share*. Since we announced the closing of the sale of Distribution in late August, we have been focused on setting the foundation for our next stage of growth. A key step in this process is accelerating our M&A program to deploy available capital with a focus on companies that combine innovative engineering capabilities and world class manufacturing, while extending our reach into new growth markets.

We are also undertaking a comprehensive review of our general and administrative functions in order to improve operational efficiency and to align our costs with revenues. The objective of this initiative is to ensure that we have an organizational structure that will enable us to successfully compete, while streamlining processes, reducing costs, and providing a scalable infrastructure that will allow us to more effectively integrate new acquisitions. Based on the work we have performed to date, we expect full year run rate savings from these actions to be towards the high end of our prior range of $15 million to $20 million exiting 2020.

In addition, we look to build upon our legacy as a premier designer and manufacturer of highly engineered products across the aerospace and defense, medical and industrial markets. These efforts incorporate investments to drive organic growth including expanded unmanned capabilities and new composite rotor blades for the K-MAX®, laser guided height of burst sensor and next generation safe and arm technologies, and investments in new specialty bearings and engineered products families including titanium diffusion hardening. We have also been investing in facility expansions and upgrades in the U.S., Germany and the Czech Republic to increase capacity. Today, we have extraordinary businesses and we are investing across our portfolio to ensure we are positioned for growth."

Chief Financial Officer, Robert D. Starr, commented, "During the quarter we closed the sale of the Distribution business for $700 million, or approximately $600 million net of transaction expenses and estimated taxes. We paid down all amounts outstanding under our revolving credit facility which lowered our debt to capitalization ratio* to 18.6% with the only debt outstanding associated with our convertible notes. As we look to redeployment, we have approximately $1.0 billion of available capital from debt and cash and we expect to use a significant portion of this to execute on acquisitions and organic growth initiatives. We remain disciplined and patient in our approach and will execute on opportunities that best align with our strategic objectives.

Sales for the quarter increased 16.3% to $182.7 million when compared to the third quarter of 2018. Higher sales primarily resulted from increased sales for our specialty bearings products and initial deliveries under our $324 million JPF DCS contract. These increases were partially offset by lower revenue on our JPF USG program, a $1.4 million foreign currency headwind, and the absence of $1.3 million in sales from the disposition of our engineering services and UK tooling businesses in 2018.

Operating profit of $15.6 million increased $22.6 million over the prior year period due to an increase in profit across our product offerings and the absence of a $10.0 million intangible asset impairment charge recorded in the prior year period. When adjusted for $3.0 million in costs related to our corporate development activities and $1.2 million in costs associated with the transition services agreement with Distribution, adjusted operating income* more than doubled to $19.9 million, from adjusted operating income* of $7.3 million in the prior-year period. Stronger operating margin resulted from the mix of JPF DCS orders and specialty bearings sales, as well as improved operating results from a number of our aerospace structures programs.

Through the first nine months of 2019 we had cash flows from continuing operations of $11.3 million and free cash flow* use of $6.1 million. As highlighted in our second quarter remarks, cash usage was due to the buildup of inventory in our Joint Programmable Fuze and self-lubricating bearings products to support the strong sales we experienced in the third quarter and expect to continue in the fourth quarter of 2019. We are leaving our guidance unchanged for 2019, with full year sales from continuing operations in the range of $740.0 million to $760.0 million and Aerospace operating margin in the range of 16.7% to 17.2% based on increased volumes of our JPF DCS and specialty bearings products in the fourth quarter.”

2019 Outlook
Our 2019 outlook for Aerospace performance:

•	Aerospace:

◦	Sales of $740.0 million to $760.0 million

◦	Operating margins of 16.7% to 17.2%

◦	Depreciation and amortization expense of approximately $21.0 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, November 5, 2019, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 4530599; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 4530599. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation was founded in 1945 by aviation pioneer Charles H. Kaman. Headquartered in Bloomfield, Connecticut. The Company conducts business in the aerospace & defense, industrial, and medical markets. The Company produces and/or markets widely used proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; production of the K-MAX® medium-to-heavy lift helicopter; and support for the company's SH-2G Super Seasprite maritime aircraft. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net sales from continuing operations:
Aerospace	$182,670	$157,134	$523,816	$515,135

Operating income from continuing operations:
Aerospace	$34,142	$7,206	$85,352	$52,609
Net (loss) gain on sale of assets	(416)	(30)	(351)	1,559
Corporate expense	(18,099)	(14,174)	(46,430)	(45,324)
Operating income from continuing operations	$15,627	$(6,998)	$38,571	$8,844

Table 3. Depreciation and Amortization from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Depreciation and Amortization:
Aerospace	$6,156	$6,049	$16,931	$18,561
Corporate	787	840	2,377	2,519
Consolidated Total	$6,943	$6,889	$19,308	$21,080

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. Financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and nine-month fiscal periods ended September 27, 2019 and September 28, 2018, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Aerospace
Net sales	$182,670	$157,134	$523,816	$515,135
Acquisition Sales	—	—	—	—
Organic Sales	$182,670	$157,134	$523,816	$515,135

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses.

Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and nine-month fiscal periods ended September 27, 2019 and September 28, 2018. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Table 5. Adjusted EBITDA from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$182,670	$157,134	$523,816	$515,135

Earnings (loss) from continuing operations	$10,130	$(9,503)	$22,341	$245

Interest expense, net	4,058	5,084	14,595	15,407
Income tax expense	2,297	559	3,244	2,376
Other (income) expense, net	185	(163)	(367)	(141)
Depreciation and amortization	6,943	6,889	19,308	21,080
Other Adjustments:
Restructuring and severance costs	81	1,214	553	4,711
Non-cash intangible asset impairment charge	—	10,039	—	10,039
Non-cash write-off of inventory	—	709	—	709
Employee tax-related matters in foreign operations	—	1,279	—	1,279
Cost associated with corporate development activities	2,993	1,051	2,993	1,051
Costs from transition services agreement	1,154	—	1,154	—
Income from transition services agreement	(944)	—	(944)	—
Gain on the sale of land	—	—	—	(1,520)
Adjustments	$16,767	$26,661	$40,536	$54,991

Adjusted EBITDA from continuing operations	$26,897	$17,158	$62,877	$55,236
Adjusted EBITDA margin	14.7%	10.9%	12.0%	10.7%

Free Cash Flow from continuing operations - Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow from continuing operations provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 6. Free Cash Flow from continuing operations (in thousands) (unaudited)
	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	September 27, 2019	June 28, 2019	September 27, 2019
Net cash provided by operating activities from continuing operations	$11,336	$10,862	$474
Expenditures for property, plant & equipment	(17,411)	(11,375)	(6,036)
Free Cash Flow from continuing operations	$(6,075)	$(513)	$(5,562)

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 7. Debt to Capitalization Ratio (in thousands) (unaudited)
	September 27, 2019	December 31, 2018
Current portion of long-term debt	$—	$9,375
Long-term debt, excluding current portion	180,653	284,256
Debt	$180,653	$293,631
Total shareholders' equity	788,944	633,157
Capitalization	$969,597	$926,788
Debt to Capitalization Ratio	18.6%	31.7%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 4, 2019.

Table 8. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Adjustments to Earnings from Continuing Operations, pre tax
Restructuring and severance costs at Aerospace	$81	$1,214	$553	$4,711
Costs associated with corporate development activities	2,993	1,051	2,993	1,051
Costs from transition services agreement	1,154	—	1,154	—
Income from transition services agreement	(944)	—	(944)	—
Benefit from change in state tax laws	—	—	(2,137)	—
Non-cash non-taxable intangible assets impairment charge	—	10,039	—	10,039
Non-cash non-taxable write-off of inventory	—	709	—	709
Employee tax-related matters in foreign operations	—	1,279	—	1,279
Gain on the sale of land	—	—	—	(1,520)
Adjustments, pre tax	$3,284	$14,292	$1,619	$16,269

Tax Effect of Adjustments to Earnings from Continuing Operations
Restructuring and severance costs at Aerospace	$15	$304	$70	$1,178
Costs associated with corporate development activities	554	263	380	263
Costs from transition services agreement	213	—	147	—
Income from transition services agreement	(175)	—	(120)	—
Benefit from change in state tax laws	—	—	—	—
Non-cash non-taxable intangible assets impairment charge	—	—	—	—
Non-cash non-taxable write-off of inventory	—	—	—	—
Employee tax-related matters in foreign operations	—	320	—	320
Gain on the sale of land	—	—	—	(380)
Tax effect of Adjustments	$607	$887	$477	$1,381

Table 8. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Adjustments to Earnings from Continuing Operations, net of tax
GAAP Earnings from continuing operations, as reported	$10,130	$(9,503)	$22,341	$245
Restructuring and severance costs at Aerospace	66	910	483	3,533
Costs associated with corporate development activities	2,439	788	2,613	788
Costs from transition services agreement	941	—	1,007	—
Income from transition services agreement	(769)	—	(824)	—
Benefit from change in state tax laws	—	—	(2,137)	—
Non-cash non-taxable intangible assets impairment charge	—	10,039	—	10,039
Non-cash non-taxable write-off of inventory	—	709	—	709
Employee tax-related matters in foreign operations	—	959	—	959
Gain on the sale of land	—	—	—	(1,140)
Adjusted Earnings from continuing operations	$12,807	$3,902	$23,483	$15,133

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted earnings per share from continuing operations	$0.36	$(0.34)	$0.79	$0.01
Restructuring and severance costs at Aerospace	—	0.03	0.02	0.13
Costs associated with corporate development activities	0.09	0.03	0.09	0.03
Costs from transition services agreement	0.04	—	0.04	—
Income from transition services agreement	(0.03)	—	(0.03)	—
Benefit from change in state tax laws	—	—	(0.07)	—
Non-cash non-taxable intangible assets impairment charge	—	0.36	—	0.35
Non-cash non-taxable write-off of inventory	—	0.03	—	0.03
Employee tax-related matters in foreign operations	—	0.03	—	0.03
Gain on the sale of land	—	—	—	(0.04)
Adjusted Diluted Earnings per Share from continuing operations	$0.46	$0.14	$0.84	$0.54

Diluted weighted average shares outstanding	28,117	28,258	28,104	28,258

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 4, 2019.

Table 9. Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$182,670	$157,134	$523,816	$515,135
GAAP Operating income - Aerospace segment	$34,142	$7,206	$85,352	$52,609
% of GAAP net sales	18.7%	4.6%	16.3%	10.2%
Restructuring and severance costs	$81	$1,214	$553	$4,711
Non-cash non-taxable intangible assets impairment charge	—	10,039	—	10,039
Non-cash non-taxable write-off of inventory	—	709	—	709
Employee tax-related matters in foreign operations	—	1,279	—	1,279
Adjusted Operating Income - Aerospace segment	$34,223	$20,447	$85,905	$69,347
% of GAAP net sales	18.7%	13.0%	16.4%	13.5%
CORPORATE EXPENSE:
GAAP Corporate Expense	(18,099)	(14,174)	(46,430)	(45,324)
Costs associated with corporate development activities	2,993	1,051	2,993	1,051
Costs from transition services agreement	1,154	—	1,154	—
Adjusted Corporate Expense	$(13,952)	$(13,123)	$(42,283)	$(44,273)
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$182,670	$157,134	$523,816	$515,135
GAAP - Operating income from continuing operations	$15,627	$(6,998)	$38,571	$8,844
% of GAAP net sales	8.6%	(4.5)%	7.4%	1.7%
Restructuring and severance costs	81	1,214	553	4,711
Costs associated with corporate development activities	2,993	1,051	2,993	1,051
Costs from transition services agreement	1,154	—	1,154	—
Non-cash non-taxable intangible assets impairment charge	—	10,039	—	10,039
Non-cash non-taxable write-off of inventory	—	709	—	709
Employee tax-related matters in foreign operations	—	1,279	—	1,279
Gain on sale of land	—	—	—	(1,520)
Adjusted Operating Income	$19,855	$7,294	$43,271	$25,113
% of GAAP net sales	10.9%	4.6%	8.3%	4.9%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the sale of the Distribution segment; (ii) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of the Distribution segment and disruption of management time from ongoing business operations relating thereto; (iii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iv) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xvi) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxii) future levels of indebtedness and capital expenditures; (xxiii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiv) the effects of currency exchange rates and foreign competition on future operations; (xxv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvi) the effects, if any, of the United Kingdom's exit from the European Union; (xxvii) future repurchases and/or issuances of common stock; (xxviii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxix) the ability to recruit and retain skilled employees; and (xxx) other risks and uncertainties set forth herein and in our 2018 Form 10-K.
and our Third Quarter Form 10-Q filed November 4, 2019.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan

V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net sales	$182,670	$157,134	$523,816	$515,135
Cost of sales	121,537	109,446	355,573	360,826
Gross profit	61,133	47,688	168,243	154,309
Selling, general and administrative expenses	43,855	43,403	127,614	132,274
Other intangible assets impairment	—	10,039	—	10,039
Costs from transition services agreement	1,154	—	1,154	—
Restructuring costs	81	1,214	553	4,711
Net loss (gain) on sale of assets	416	30	351	(1,559)
Operating income (loss)	15,627	(6,998)	38,571	8,844
Interest expense, net	4,058	5,084	14,595	15,407
Non-service pension and post retirement benefit income	(99)	(2,975)	(298)	(9,043)
Income from transition services agreement	(944)	—	(944)	—
Other expense (income), net	185	(163)	(367)	(141)
Earnings (loss) from continuing operations before income taxes	12,427	(8,944)	25,585	2,621
Income tax expense	2,297	559	3,244	2,376
Earnings (loss) from continuing operations	10,130	(9,503)	22,341	245
Earnings from discontinued operations before gain on disposal, net of tax	9,860	10,935	25,240	30,347
Gain on disposal of discontinued operations, net of tax	122,786	—	122,786	—
Total earnings from discontinued operations	132,646	10,935	148,026	30,347
Net earnings	$142,776	$1,432	$170,367	$30,592

Earnings per share:
Basic earnings per share from continuing operations	$0.36	$(0.34)	$0.80	$0.01
Basic earnings per share from discontinued operations	4.75	0.39	5.30	1.08
Basic earnings per share	$5.11	$0.05	$6.10	$1.09
Diluted earnings per share from continuing operations	$0.36	$(0.34)	$0.79	$0.01
Diluted earnings per share from discontinued operations	4.72	0.39	5.27	1.07
Diluted earnings per share	$5.08	$0.05	$6.06	$1.08
Average shares outstanding:
Basic	27,952	28,009	27,941	27,944
Diluted	28,117	28,258	28,104	28,258

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	September 27, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$509,990	$25,895
Accounts receivable, net	130,246	149,338
Contract assets	119,221	99,261
Contract costs, current portion	5,705	5,993
Inventories	173,143	131,569
Income tax refunds receivable	1,585	1,752
Assets held for sale, current portion	—	351,261
Other current assets	13,868	8,036
Total current assets	953,758	773,105
Property, plant and equipment, net of accumulated depreciation of $203,787 and $192,285, respectively	136,229	137,112
Operating right-of-use assets, net	16,001	—
Goodwill	191,218	196,161
Other intangible assets, net	53,903	58,567
Deferred income taxes	39,337	38,040
Contract costs, noncurrent portion	7,820	10,666
Assets held for sale, noncurrent portion	—	229,238
Other assets	32,081	31,173
Total assets	$1,430,347	$1,474,062
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$—	$9,375
Accounts payable – trade	57,143	56,826
Accrued salaries and wages	40,461	32,795
Contract liabilities, current portion	35,975	28,865
Operating lease liabilities, current portion	4,642	—
Income taxes payable	58,493	139
Liabilities held for sale, current portion	—	131,047
Other current liabilities	41,859	39,429
Total current liabilities	238,573	298,476
Long-term debt, excluding current portion, net of debt issuance costs	180,653	284,256
Deferred income taxes	7,182	7,146
Underfunded pension	96,710	104,988
Contract liabilities, noncurrent portion	55,096	78,562
Operating lease liabilities, noncurrent portion	12,295	—
Liabilities held for sale, noncurrent portion	—	15,602
Other long-term liabilities	50,894	51,875
Commitments and contingencies (Note 15)
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,850,039 and 29,544,714 shares issued, respectively	29,850	29,545
Additional paid-in capital	216,655	200,474
Retained earnings	786,798	610,103
Accumulated other comprehensive income (loss)	(159,357)	(134,898)
Less 1,904,262 and 1,672,917 shares of common stock, respectively, held in treasury, at cost	(85,002)	(72,067)
Total shareholders’ equity	788,944	633,157
Total liabilities and shareholders’ equity	$1,430,347	$1,474,062

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Nine Months Ended
	September 27, 2019	September 28, 2018
Cash flows from operating activities:
Net earnings	$170,367	$30,592
Less: Total earnings from discontinued operations	148,026	30,347
Earnings from continuing operations	22,341	245
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	19,308	21,080
Amortization of debt issuance costs	1,401	1,355
Accretion of convertible notes discount	2,067	1,934
Provision for doubtful accounts	384	670
Net loss (gain) on sale of assets	351	(1,559)
Other intangible assets impairment	—	10,039
Net loss on derivative instruments	549	642
Stock compensation expense	3,969	4,222
Deferred income taxes	(3,743)	8,094
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	17,650	67,862
Contract assets	(20,303)	(41,033)
Contract costs	3,130	(6,576)
Inventories	(43,139)	(6,698)
Income tax refunds receivable	157	(1,268)
Operating right of use assets	2,388	—
Other assets	(4,020)	(3,430)
Accounts payable - trade	704	(2,720)
Contract liabilities	(16,647)	95,331
Operating lease liabilities	(2,256)	—
Other current liabilities	7,318	2,631
Income taxes payable	15,620	(2,526)
Pension liabilities	3,128	(36,185)
Other long-term liabilities	979	992
Net cash provided by operating activities of continuing operations	11,336	113,102
Net cash (used in) provided by operating activities of discontinued operations	(7,341)	14,296
Net cash (used in) provided by operating activities	3,995	127,398

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Nine Months Ended
	September 27, 2019	September 28, 2018
Cash flows from investing activities:
Proceeds from sale of assets	82	1,666
Proceeds from sale of discontinued operations	656,736	—
Expenditures for property, plant & equipment	(17,411)	(16,623)
Other, net	(3,092)	(2,453)
Net cash provided by (used in) investing activities of continuing operations	636,315	(17,410)
Net cash used in investing activities of discontinued operations	(9,838)	(6,222)
Net cash provided by (used in) investing activities	626,477	(23,632)
Cash flows from financing activities:
Net repayments under revolving credit agreements	(38,500)	(89,727)
Debt repayment	(76,875)	(5,625)
Repayment of convertible notes	(500)	—
Net change in bank overdraft	2,995	1,701
Proceeds from exercise of employee stock awards	8,616	6,448
Purchase of treasury shares	(12,006)	(11,996)
Dividends paid	(16,756)	(16,751)
Other, net	(1,092)	(729)
Net cash used in financing activities of continuing operations	(134,118)	(116,679)
Net cash provided by financing activities of discontinued operations	7,967	2,968
Net cash used in financing activities	(126,151)	(113,711)
Net increase (decrease) in cash and cash equivalents	504,321	(9,945)
Cash and cash equivalents included of discontinued operations	(21,834)	(1,929)
Effect of exchange rate changes on cash and cash equivalents	(208)	(737)
Cash and cash equivalents at beginning of period	27,711	36,904
Cash and cash equivalents at end of period	$509,990	$24,293

Supplemental disclosure of noncash activities:
Value of common shares issued for unwind of warrant transactions	$—	$7,583